CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference to our Firm’s name in the prospectus filed by Constellation Energy Partners LLC with the Securities and Exchange Commission on November 15, 2006 (File No. 333-134995), which is incorporated by reference into this Registration Statement on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC,

By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
Executive Vice President

Houston, Texas

February 14, 2007